UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement.
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☑  Definitive Proxy Statement.
☐  Definitive Additional Materials.
☐  Soliciting Material Pursuant to Section 240.14a-12.

Triangle Capital Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770

March 28, 2011

Dear Stockholder:

You are cordially invited to attend Triangle Capital Corporation’s 2011 Annual Meeting of Stockholders to be held on Wednesday, May 4, 2011 at 8:30 a.m., Eastern Time, at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. Your vote is important.

Sincerely yours,

Garland S. Tucker, III
President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE MEETING
INFORMATION ABOUT VOTING
ADDITIONAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICER COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 APPROVAL TO SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE (BOOK VALUE)
PROPOSAL NO. 3 APPROVAL TO OFFER AND ISSUE DEBT SECURITIES OR PREFERRED STOCK CONVERTIBLE INTO SHARES OF OUR COMMON STOCK
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 5 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 6 ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER BUSINESS

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 4, 2011

To the Stockholders of Triangle Capital Corporation:

The 2011 Annual Meeting of Stockholders of Triangle Capital Corporation (the “Company”) will be held at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612, on Wednesday, May 4, 2011, at 8:30 a.m. (Eastern Time) for the following purposes:

1. To elect eight directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);

2. To approve a proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share (Proposal No. 2);

3. To approve a proposal to offer and issue debt securities or preferred stock convertible into shares of our common stock (Proposal No. 3);

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 4);

5. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 5);

6. To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal No. 6); and

7. To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 3, 2011. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer, Treasurer and Secretary

Raleigh, North Carolina
March 28, 2011

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770

PROXY STATEMENT
2011 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triangle Capital Corporation (the “Company,” “Triangle,” “we,” “us” or “our”) for use at our 2011 Annual Meeting of Stockholders to be held on Wednesday, May 4, 2011, at 8:30 a.m. (Eastern Time) at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our annual report for the fiscal year ended December 31, 2010 are first being sent to stockholders on or about March 28, 2011.

We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors, THREE YEARS for the frequency of stockholder votes approving compensation of our named executive officers and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 4, 2011:

The Notice of Annual Meeting, this proxy statement and our annual report for the fiscal year ended December 31, 2010 are available at the following Internet address: http://ir.tcap.com/annual-proxy.cfm.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 4, 2011, at 8:30 a.m. (Eastern Time).

Where will the Annual Meeting be held?

The Annual Meeting will be held at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612.

What items will be voted on at the Annual Meeting?

There are six matters scheduled for a vote:

1. To elect eight directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);

2. To approve a proposal to authorize the Company, pursuant to approval of our Board of Directors, to sell shares of its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share (Proposal No. 2);

3. To approve a proposal to offer and issue debt securities or preferred stock convertible into shares of our common stock (Proposal No. 3);

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 4);

5. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 5); and

6. To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal No. 6).

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

“FOR” the election of each of the eight nominees named herein to serve on the Board of Directors;

“FOR” the proposal to authorize the Company to sell shares of its common stock during the next year at a price below the Company’s then current net asset value per share (i.e., book value);

“FOR” the proposal to offer and issue debt securities or preferred stock convertible into shares of our common stock;

“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

“THREE YEARS” for the frequency, by a non-binding advisory vote, with respect to how frequently a stockholder vote to approve the compensation of our named executive officers should occur.

Will Triangle’s directors be in attendance at the Annual Meeting?

Triangle encourages, but does not require, its directors to attend annual meetings of stockholders. However, Triangle anticipates that all of its directors will attend the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 3, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on March 3, 2011, we had 18,508,090 shares of common stock outstanding and 62 stockholders of record.

Stockholders of Record:  Shares Registered in Your Name. If on March 3, 2011, your shares were registered directly in your name with Triangle’s transfer agent, The Bank of New York Mellon, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owners:  Shares Registered in the Name of a Broker or Bank. If on March 3, 2011, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

With respect to Proposal No. 1, you may either vote “FOR” all the nominees to the Board of Directors, or you may vote “WITHHOLD AUTHORITY” for all nominees or for any nominee you specify. With respect to Proposal Nos. 2, 3, 4 and 5, you may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting altogether. For Proposal No. 6, you may vote “ONE YEAR,” “TWO YEARS” or “THREE YEARS” with respect to such proposal or “ABSTAIN” from voting altogether. The procedures for voting are fairly simple and are set forth below:

Stockholders of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or to give your proxy authorization to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owners:  Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Triangle. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock for which you are the stockholder of record as of March 3, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: “FOR” the election of each of the eight nominees named herein to serve on the Board of Directors; “FOR” the proposal to authorize the Company to sell shares of its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share; “FOR” the proposal to offer and issue debt securities or preferred stock convertible into shares of our common stock; “FOR” the ratification of the appointment of Ernst & Young LLP as Triangle’s independent registered public accounting firm for the fiscal year ending December 31, 2011; “FOR” the approval of the compensation of our named executive officers; and “3 YEARS” with respect to how frequently a stockholder vote to approve the compensation of our named executive officers should occur. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Attention: Steven C. Lilly, Corporate Secretary; or

•	You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting, however, will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD AUTHORITY” votes for Proposal No. 1, (ii) “FOR,” “AGAINST,” “ABSTAIN” and broker non-votes with respect to Proposal Nos. 2, 3, 4 and 5 and (iii) “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” “ABSTAIN” and broker non-votes with respect to Proposal No. 6. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Under applicable rules of the New York Stock Exchange, or the NYSE, Proposal Nos. 1, 2, 3, 5 and 6 are non-routine Proposals, and Proposal No. 4 is a routine Proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote shares on a non-routine Proposal, then those shares will be treated as broker non-votes.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the eight nominees receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected. If you vote “WITHHOLD AUTHORITY” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. In addition, for purposes of the vote on this proposal, broker non-votes will have the same effect as votes to withhold authority for all nominees, which, as stated in the previous sentence, would have no effect on this proposal.

•	To be approved, Proposal No. 2 must receive “FOR” votes from (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. With respect to Proposal No. 2 only, Section 2(a)(42) of the Investment Company Act of 1940, or the 1940 Act, defines “a majority of the outstanding shares” as the lesser of: (1) 67% or more of the common stock of Triangle present or represented by proxy at the Annual Meeting, if the holders of more than 50% of Triangle’s common stock are present or represented by proxy; or (2) more than 50% of the outstanding common stock of Triangle. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of votes against the proposal, although they will be considered present for purposes of determining the presence of a quorum.

•	To be approved, Proposal Nos. 3, 4 and 5 must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•	To be approved, Proposal No. 6 must receive “THREE YEARS” votes from a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. The option receiving the most votes will be the option recommended by the Company’s stockholders.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On March 3, 2011, the record date, there were 18,508,090 shares outstanding and entitled to vote. Thus, 9,254,046 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chairman of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and filed on Form 8-K within four business days of the Annual Meeting. Final results will be published on an amended Form 8-K within four days after the final voting results are established.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for Triangle’s 2012 Annual Meeting?

Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no earlier than December 6, 2011, and no later than 5:00 p.m. (Eastern Time) on January 5, 2012, and that comply with our bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Proposals must be sent to our Corporate Secretary at Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

On February 24, 2009, our Board of Directors approved and adopted our Second Amended and Restated Bylaws of the Company. Pursuant to our Second Amended and Restated Bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2012 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, no earlier than January 5, 2012, and no later than 5:00 p.m. (Eastern Time) on February 4, 2012. We also advise you to review Triangle’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that our 2012 Annual Meeting of Stockholders is held before April 2, 2014 or after June 3, 2012. In accordance with our bylaws, the chairman of the 2012 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

If a stockholder is recommending a candidate to serve on the Board of Directors, the recommendation must include all information specified in our bylaws, including the following:

1. Information as to each individual whom the stockholder proposes to nominate for election or reelection:

•	all information relating to the candidate that would be required to be disclosed in connection with the solicitation of proxies for the election of the candidate as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and its rules (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

2. As to the stockholder giving the notice, any candidate and any stockholder associated person (a “stockholder associated person” is a person who acts in concert with the stockholder giving notice, owns Triangle’s securities with such stockholder (other than a stockholder that is a depository) or directly or indirectly controls, or is controlled by, or is under common control with such stockholder):

•	the class, series and number of all shares of stock or other securities of Triangle or any of its affiliates, which are owned (beneficially or of record) by such stockholder, candidate or stockholder associated person;

•	the date on which each security of Triangle was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any stockholder associated person of any such person;

•	the candidate holder for, and number of, any security of Triangle owned beneficially but not of record by such stockholder, candidate or stockholder associated person;

•	whether and the extent to which such stockholder, candidate or stockholder associated person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is (1) to manage risk or benefit of changes in the price of any security of Triangle or the security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of Triangle for such stockholder, candidate or stockholder associated person or (2) to increase or decrease the voting power of such stockholder, candidate or stockholder associated person of Triangle or any of its affiliates disproportionately to such person’s economic interest in Triangle’s securities;

•	any substantial interest, direct or indirect, by security holdings or otherwise, of such stockholder, candidate or stockholder associated person, in Triangle or any of its affiliates, other than an interest arising from the ownership of any security of Triangle where such stockholder, candidate or stockholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

•	whether such stockholder believes any candidate is, or is not, an “interested person” of Triangle, as defined in the 1940 Act, and information regarding such candidate that is sufficient, in the discretion of our board or any of its committees or any authorized officer of Triangle, to make such determination.

3. As to the stockholder giving the notice, any stockholder associated person with an interest or ownership and any candidate:

•	the name and address of such stockholder, as they appear on Triangle’s stock ledger, and the current name and business address, if different, of each such stockholder associated person and any candidate;

•	the investment strategy or objective, if any, of such stockholder and each such stockholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, and each such stockholder associated person; and

•	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the candidate for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

The above procedures regarding stockholder nominations of directors in our Second Amended and Restated Bylaws reflect the material changes and clarifications to those procedures which were in place pursuant to our previous bylaws.

How can I obtain Triangle’s Annual Report on Form 10-K?

A stockholders’ letter and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which together constitute our 2010 Annual Report to stockholders, are being mailed along with this proxy statement. Our 2010 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Requests should be sent to: Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (http://www.sec.gov).

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $30,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Brokers may be householding our proxy materials by delivering a single proxy statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Steven C. Lilly, Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, or by calling (919) 719-4770. In addition, Triangle will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Steven C. Lilly c/o Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Telephone: (919) 719-4770, or by Fax: (919) 719-4777.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors will consist of no less than one director and no greater than twelve directors. Currently, the number of directors is set at eight. Directors are elected for a term of one year, with each director’s term of office expiring the following year. Directors serve until their successors are elected and qualified.

The current directors, Messrs. Burgess, Dunwoody, Gambill, Goldstein, Lilly, Rich, Smith and Tucker, have been nominated by our Board of Directors (upon the recommendation by our nominating and corporate governance committee) for election for a one-year term expiring in 2012. With the exception of Mr. Gambill who was initially appointed by the Board in August of 2009, each director was initially elected as a director by the sole stockholder of the Company prior to our initial public offering in February 2007. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each director has agreed to serve as a director if elected and has consented to be named as a nominee.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Nominees

Certain information, as of March 28, 2011, with respect to each of the eight nominees for election at the Annual Meeting, all of whom currently serve as our directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company. Each director’s current term expires on May 4, 2011, the Annual Meeting date.

Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. In addition, the Board of Directors of Triangle Mezzanine Fund LLLP, or Triangle Mezzanine Fund, our wholly-owned consolidated subsidiary that has elected to be treated as a business development company, or BDC, under the 1940 Act, is composed of all of the Company’s directors. The business address of each nominee listed below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Nominees for Directors

Interested Directors

Messrs. Tucker, Burgess and Lilly are interested persons as defined in the 1940 Act due to their positions as officers of the Company.

Name	Age	Background Information

Garland S. Tucker, III	63	Mr. Tucker has served as Chairman of our Board of Directors, Chief Executive Officer and President since 2006 and is a member of our investment committee. Mr. Tucker was a co-founder of Triangle Capital Partners, LLC, the former external manager of Triangle Mezzanine Fund prior to our IPO. Prior to co-founding Triangle Capital Partners, LLC in 2000, Mr. Tucker and an outside investor group sold First Travelcorp, a corporate travel services company that he and the investors founded in 1991. For the two years preceding the founding of First Travelcorp, Mr. Tucker served as Group Vice President, Chemical Bank, New York, with responsibility for southeastern corporate finance. Prior to Chemical Bank, Mr. Tucker spent a decade with Carolina Securities Corporation, serving as President and Chief Executive Officer until 1988. During his tenure, Carolina Securities Corporation was a member of the NYSE, and Mr. Tucker served a term as President of the Mid-Atlantic Securities Industry Association. Mr. Tucker entered the securities business in 1975 with Investment Corporation of Virginia. He is a graduate of Washington & Lee University and Harvard Business School.
Brent P.W. Burgess	45	Mr. Burgess has served as our Chief Investment Officer and member of our Board of Directors since 2006 and is a member of our investment committee. Mr. Burgess joined Triangle Capital Partners, LLC in 2002. Prior to joining Triangle, he was Vice President for five years at Oberlin Capital, an SBIC mezzanine fund. He began his private equity career in 1996 with Cherokee International Management, a Raleigh based private equity firm, where he worked as an analyst and associate. He previously served on the Board of Governors of the National Association of SBICs and is a past president of the Southern Regional Association of SBICs. He is a graduate of the University of Regina and Regent College, Vancouver.
Steven C. Lilly	41	Mr. Lilly has served as our Chief Financial Officer, Secretary, Treasurer and member of our Board of Directors since 2006 (as well as our Chief Compliance Officer since our IPO in 2007) and is a member of our investment committee. From 2005 to 2006, Mr. Lilly served as Chief Financial Officer of Triangle Capital Partners, LLC. Prior to joining Triangle Capital Partners in December, 2005, Mr. Lilly spent six and a half years with SpectraSite, Inc., which prior to its sale in August, 2005, was the third largest independent wireless tower company in the United States. At SpectraSite, Mr. Lilly served as Senior Vice President-Finance & Treasurer and Interim Chief Financial Officer. On November 15, 2002, SpectraSite Holdings, Inc. (SpectraSite’s predecessor company) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of North Carolina to implement a pre-negotiated financial restructuring pursuant to the company’s Plan of Reorganization, confirmed by the Bankruptcy Court on January 28, 2003. Prior to SpectraSite, Mr. Lilly was Vice President of the Media & Communications Group with First Union Capital Markets (now Wells Fargo and Company), specializing in arranging financings for high growth, financial sponsor driven companies across the media and telecommunications sector. Mr. Lilly is a graduate of Davidson College and has completed the executive education program at the University of North Carolina’s Kenan-Flagler School of Business.

Independent Directors

Messrs. Dunwoody, Gambill, Goldstein, Rich and Smith are considered independent as defined by the standards of the NYSE and for purposes of the 1940 Act.

Name	Age	Background Information

W. McComb Dunwoody	66	Since 2007, Mr. Dunwoody has served on our Board of Directors and is a member of our compensation committee. He is the founder of The Inverness Group Incorporated and a Managing Member of Inverness Management LLC, a private equity investment firm that specializes in management buyout transactions. Inverness is not a parent, subsidiary or other affiliate of Triangle. Prior to Inverness, Mr. Dunwoody began the Corporate Finance Department of First City National Bank of Houston as a Senior Vice President. From 1968 to 1975, he worked in New York as an investment banker with The First Boston Corporation and Donaldson, Lufkin & Jenrette. Mr. Dunwoody currently serves on various corporate boards of directors and was formerly the Chairman of the Executive Committee of the Board of Directors of National-Oilwell, Inc. Mr. Dunwoody’s community involvement includes the co-founding of Imagine College, an education program serving over 5,000 inner-city students. He received an undergraduate degree in Business Administration from the University of Texas Honors Program.
Mark M. Gambill	60	On August 5, 2009, Mark M. Gambill was elected by our Board of Directors to fill a vacant seat created in August 2008. In addition, he has been appointed as a member of our nominating and corporate governance committee. Mr. Gambill is a co-founder and current Chairman of Cary Street Partners, a Richmond, Virginia based advisory and wealth management firm. From 1972 to 1999, Mr. Gambill was employed by Wheat First Butcher Singer (“Wheat”). He served as head of Wheat’s capital markets group in the late 1980s, where he was responsible for investment banking, public finance, taxable fixed income, municipal sales and trading, equity sales, trading and research. He became President of Wheat in 1996. Wheat merged with First Union Corporation in January 1998. Subsequent to Wheat’s merger with First Union, Mr. Gambill served as President of Wheat First Union. He later was named Head of Equity Capital Markets of Wheat First Union. He currently serves on the Board of Directors of Speedway Motorsports, Inc. (NYSE: TRK) where he is Chairman of its audit committee and a member of its compensation committee. Mr. Gambill is also a director of NewMarket Corporation (NYSE: NEU) and serves on its audit committee. Mr. Gambill graduated summa cum laude from Hampden-Sydney College.

Name	Age	Background Information

Benjamin S. Goldstein	55	Mr. Goldstein has served on our Board of Directors since 2007 and is a member of our compensation committee and chairs our audit committee. From 1997 to 2010, Mr. Goldstein was the President and co-founder of The Advisory Group, LLC, a real estate advisory, development and investment firm based in Raleigh, North Carolina. He is currently the Chief Operating Officer for Captrust Financial Advisors, a financial and fiduciary advisory firm based in Raleigh, North Carolina. Neither The Advisory Group, LLC, nor Captrust Financial Advisors is a parent, subsidiary or other affiliate of Triangle. Mr. Goldstein is also active in his community, as he currently serves on the boards of the Wake Education Partnership, based in Raleigh, North Carolina, as well as Paragon Commercial Bank. Prior to co-founding The Advisory Group, Mr. Goldstein was President and Partner of Roanoke Properties, the developer of a residential resort real estate community on the Outer Banks of North Carolina, which had a build out value of over $300 million. He spent three years in the securities business, serving as the Chief Financial Officer of Carolina Securities Corporation for one year, and later named to head the Carolina Securities Division of Thomson McKinnon Corporation, which had acquired Carolina Securities. He began his career at KPMG, where he worked with audit and consulting clients with an emphasis on the real estate industry. A native of North Carolina, Mr. Goldstein is a CPA and graduated from UNC-Chapel Hill with a degree in business.
Simon B. Rich, Jr.	66	Mr. Rich has served on our Board of Directors since 2007 and is a member of our audit committee and our nominating and corporate governance committee. Mr. Rich is also a director of Verenium Corporation, a company traded on the Nasdaq Global Market under the symbol, “VRNM.” He retired in 2001 from his positions as Chief Executive Officer of Louis Dreyfus Holding Co. and Chairman and Chief Executive Officer of Louis Dreyfus Natural Gas, two affiliated Delaware and Oklahoma companies, respectively, neither of which was a parent, subsidiary or other affiliate of Triangle. As CEO, Mr. Rich’s companies’ combined operations included roles such as oil refinery processing, petroleum product storage and distribution, natural gas production and distribution and the merchandising and distribution of electricity in North America and Europe, as well as the merchandising and processing of agricultural products in North America, South America and Europe. During Mr. Rich’s tenure, his companies successfully partnered with Electricite de France, creating EDF Trading, a company that currently dispatches France’s electric generation system. From 2005 to 2006, Mr. Rich also served as a director and member of the audit committee of Fisher Scientific. His work experience, which spans more than thirty years, includes all aspects of the energy and agriculture industries. His expertise involves private equity investments with an emphasis on sustainability in energy and agriculture. In addition to Mr. Rich’s career in the energy and agriculture industries, he currently serves as a trustee of Warren Wilson College and serves on the Board of Directors of Environmental Defense. Mr. Rich is also the former Chairman of the Board of Visitors of The Nicholas School of the Environment and Earth Sciences at Duke University, where he is now Emeritus and an adjunct instructor. Mr. Rich holds an undergraduate degree in Economics from Duke University.

Name	Age	Background Information

Sherwood H. Smith, Jr.	76	Mr. Smith has served on our Board of Directors since 2007 and is a member of our audit committee, nominating and corporate governance committee and our compensation committee. He currently serves as a director of Franklin Street Partners, a privately held investment management firm in Chapel Hill, North Carolina. Until 2000 he served as a director of Carolina Power & Light Company (now Progress Energy Corporation), a company for which he has also served as Chairman, President and Chief Executive Officer. In addition, Mr. Smith has served as a director of Wachovia Corporation (now Wells Fargo and Company), Nortel Networks, Springs Industries, and Northwestern Mutual Life Insurance Company (Trustee). Other than his current position as director, Mr. Smith has never been employed by a parent, subsidiary or other affiliate of Triangle. He has been a member of the Business Roundtable and The Business Council and has served as Chairman of the North Carolina Citizens for Business and Industry. Mr. Smith has both an undergraduate and law degree from the University of North Carolina at Chapel Hill.

The Board of Directors recommends that you vote “FOR” the election of the nominees named in this proxy statement.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Tucker: The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chairman, President and Chief Executive Officer and his thirty-five years of experience in the financial and investment industries and determined that his intimate knowledge of the Company and his familiarity with the financial and investment industries are critical to the oversight of our strategic goals and the evaluation of our operational performance.

•	Mr. Burgess: The Nominating and Corporate Governance Committee and Board of Directors considered his successful history with the Company as its Chief Investment Officer and member of our Board of Directors and extensive experience in leading and managing investments and determined that his strong leadership and comprehensive knowledge of the investment industry are integral to the oversight of our investment goals.

•	Mr. Lilly: The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer and his broad experience and leadership in the financial industry and determined that his intimate knowledge of the Company and extensive experience in the financial industry are crucial to the evaluation of our operational performance and financial goals.

•	Mr. Dunwoody: The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience and leadership in public and private companies and determined that his broad experience enhances his participation to the Board and oversight of our compensation objectives.

•	Mr. Gambill: The Nominating and Corporate Governance Committee and Board of Directors considered his involvement in the capital markets for over thirty-five years, supervising various areas including financing and research, and determined that his experience in serving as an advisor to internal operations and proper capitalization and structure in a variety of settings bring crucial skills and contributions to the Board.

•	Mr. Goldstein: The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience in directly auditing engagements of private and public companies and determined that his experience of over twenty years of public accounting and work with various financial and accounting matters enhances his ability to provide effective leadership as chairman of our audit committee and to provide effective oversight of compensation decisions in his capacity as member of our compensation committee.

•	Mr. Rich: The Nominating and Corporate Governance Committee and Board of Directors considered his public company experience, as well as his successful leadership of a variety of entities and determined that his leadership and public company experience provide valuable contributions to the oversight of our company’s governance guidelines and financial records.

•	Mr. Smith: The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience as officer and director of various public companies his extensive business knowledge and determined that his public company experience and knowledge are important in providing effective oversight in light of our operational and organizational structure.

DIRECTOR COMPENSATION

Our directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The compensation table below sets forth compensation that our independent directors earned during the year ended December 31, 2010. Our interested directors are not compensated for their service as Board members.

		Fees Earned
		or Paid	Stock	All Other
Name	Year	in Cash	Awards(1)	Compensation	Total

W. McComb Dunwoody	2010	$9,750	$30,000	—	$39,750
Mark M. Gambill	2010	$11,000	$30,000	—	$41,000
Benjamin S. Goldstein	2010	$30,000	$30,000	—	$60,000
Simon B. Rich, Jr.	2010	$22,000	$30,000	—	$52,000
Sherwood H. Smith, Jr.	2010	$26,000	$30,000	—	$56,000

(1)	Grant date fair value of restricted stock awards granted to each non-employee director on May 5, 2010. SEC disclosure rules require reporting of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Director Fees

In 2010, each of our directors who were not one of our employees or an employee of our subsidiaries earned an annual fee of $30,000 worth of restricted stock in Triangle, calculated based on the share price of our common stock as of the close of the Nasdaq Global Market on May 5, 2010, the date of grant. Based on this calculation, each of our independent directors received 2,089 shares of restricted stock, which will vest on May 5, 2011.

In addition, independent directors received a fee of $2,500 for each Board meeting attended in person and $1,250 for each Board meeting attended by conference telephone or similar communications equipment; audit committee members receive a fee of $1,500 for each audit committee meeting attended in person and $750 for each audit committee meeting attended by conference telephone or similar communication equipment; and members of our compensation committee and nominating and corporate governance committee receive a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by conference telephone or similar communication equipment. Finally, our audit committee chairman receives an annual fee of $10,000, and each of our compensation committee and nominating and corporate governance committee chairmen receive an annual fee of $5,000 for their services as chairmen of their respective committees. The Director Compensation Table above takes into account all changes in director compensation made during the 2010 fiscal year. We also reimbursed our independent directors for all reasonable direct out-of-pocket expenses incurred in connection with their service on the Board. Directors who are also our employees or employees of our subsidiaries did not receive compensation for their services as directors.

To continue our ability to attract and retain highly-qualified individuals to serve as directors, the compensation committee sought to make our director compensation more comparable to director compensation paid by a peer group of internally managed BDCs. To this end, at the January and February 2011 meetings of the Board of Directors and its constituent committees, the compensation committee approved an increase in the cash component of the compensation paid to our non-employee directors. Beginning in 2011, each of our non-employee directors will receive an additional annual retainer of $20,000 in cash for their service on the Board. This annual retainer will be in addition to the compensation currently paid to our non-employee directors.

Non-Employee Director Equity Compensation

Our Board of Directors and sole stockholder approved Triangle’s 2007 Equity Incentive Plan, or the Original Plan, effective February 13, 2007, for the purpose of attracting and retaining the services of executive officers, directors and other key employees. During our fiscal year ended December 31, 2007, no equity incentive awards were granted under the Original Plan, in part due to certain 1940 Act restrictions which disallow the issuance of certain types of compensation to a business development company’s employees and non-employee directors without having first obtained exemptive relief. In 2007, we filed a request with the Securities and Exchange Commission, or the SEC, for such exemptive relief with respect to our ability to issue restricted stock to our employees and non-employee directors. On March 18, 2008 we received an order from the SEC authorizing such issuance of restricted stock to our employees and non-employee directors pursuant to the terms of the Triangle Capital Corporation Amended and Restated 2007 Equity Incentive Plan, or the Amended and Restated Plan, and as otherwise set forth in the exemptive order. In 2008, our Board approved, and at the 2008 Annual Stockholders Meeting the stockholders voted to approve, the Amended and Restated Plan. During our fiscal year ended December 31, 2010, we granted restricted share awards to our officers, directors and key employees as compensation related to performance in 2009.

The following is a summary of the material features of the Amended and Restated Plan. It may not contain all of the information important to you. The Amended and Restated Plan includes provisions allowing the issuance of restricted stock to all key employees and directors. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. The Amended and Restated Plan will also allow us to issue options to our key employees in the future should our Board and compensation committee choose to do so.

Under the Amended and Restated Plan, up to 900,000 shares of our common stock are authorized for issuance. Participants in the Amended and Restated Plan who are employees and employee directors may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board. Participants who are non-employee directors may receive awards of restricted stock in accordance with certain parameters as discussed below. The basis of such participation is to provide incentives to our employees and directors in order to attract and retain the services of qualified professionals.

Options granted under the Amended and Restated Plan entitle the optionee, upon exercise, to purchase shares of common stock at a specified exercise price per share. Options must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant, subject to forfeiture provisions as determined by the Board. The exercise period of each stock option awarded will expire on a date determined by the Board, such date to be specified in the stock option award agreement; however, the Plan also states that no stock option award will be exercisable after the expiration of ten years from the date such stock option was granted.

The Amended and Restated Plan permits the issuance of restricted stock to employees and directors consistent with such terms and conditions as the Board shall deem appropriate, subject to the limitations set forth in the plan. With respect to awards issued to our employees and officers, the Board will determine the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.

The Amended and Restated Plan provides that our non-employee directors each receive an automatic grant of restricted stock at the beginning of each one-year term of service on the Board, for which forfeiture restrictions lapse one year from the grant date. The number of shares granted to each non-employee director in 2010 was the equivalent of $30,000 worth of shares, taken at the market value at the close of the Nasdaq Global Market on the date of grant, which historically has been the date of our annual stockholders meeting. The grants of restricted stock to non-employee directors under the Amended and Restated Plan will be automatic (that is, the grants will equal $30,000 worth of restricted stock each year), and the terms thereunder will not be changed without SEC approval. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.

On December 29, 2010, we began trading our common stock on the NYSE. Accordingly, our Board of Directors has delegated administration of the Amended and Restated Plan to its compensation committee, currently comprised solely of three (3) independent directors who are independent pursuant to the listing requirements of the NYSE. Our Board may abolish such committee at any time and revest in our Board the administration of the Amended and Restated Plan. Our Board administers the Amended and Restated Plan in a manner that is consistent with the applicable requirements of the NYSE and the exemptive order.

EXECUTIVE OFFICERS

As of March 28, 2011, we do not have any executive officers who are not directors of Triangle Capital Corporation. Our executive officers, Messrs. Tucker, Lilly and Burgess, serve as directors and executive officers of the Company, as well as directors, managers and/or officers of Triangle Mezzanine Fund.

CORPORATE GOVERNANCE

Director Independence

In accordance with the NYSE’s listing standards, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors through the activities of our nominating and corporate governance committee and through a questionnaire each director completes no less frequently than annually and updates periodically if information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the listing standards promulgated by the NYSE. Rule 303A.00 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

In addition, our chief compliance officer reviews, no less than quarterly, a list of each director’s securities transactions and holdings in order to ensure that our directors have not entered into any transactions with, or own any interest in, companies that would cause one or more of them to be considered “interested persons” as defined in Section 2(a)(19) of the 1940 Act. For a more detailed description of these policies, please see “Certain Relationships and Related Party Transactions” herein.

The Board of Directors has determined that Messrs. Dunwoody, Gambill, Goldstein, Rich and Smith are independent and have no relationship with us, except as directors and stockholders. All of the members of our audit committee, compensation committee and nominating and corporate governance committee are independent as defined in Section 2(a)(19) of the 1940 Act.

Meetings of the Board of Directors and Committees

During 2010, our Board of Directors held five board meetings. Our Board of Directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates pursuant to a charter, each of which is available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com, and is also available in print to any stockholder who requests a copy. All directors attended at least 98% of the aggregate number of meetings of the Board and of the respective committees on which they served.

We expect each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. Seven of our eight directors attended our 2010 Annual Meeting of Stockholders.

We have designated Simon B. Rich, Jr. as the presiding director of all executive sessions of non-employee directors. Executive sessions of non-employee directors are held each board meeting. Stockholders may communicate with Mr. Rich by writing to: Board of Directors, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Audit Committee

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is responsible for compliance with legal and regulatory requirements, selecting our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, reviewing the integrity of the audits of the financial statements and reviewing the adequacy of our internal accounting controls.

Our Board of Directors adopted the Audit Committee Charter on January 31, 2007. The Audit Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com.

The members of the audit committee are Messrs. Goldstein, Rich and Smith, each of whom is independent for purposes of Section 2(a)(19) of the 1940 Act and the NYSE corporate governance listing standards. Mr. Goldstein serves as the chairman of the audit committee. Our Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. Mr. Goldstein meets the current independence requirements of Rule 10A-3 of the Exchange Act, NYSE listing standards, and, in addition, is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Our audit committee held five meetings during 2010.

Compensation Committee

The compensation committee is appointed by the Board to discharge its responsibilities relating to the compensation of our executive officers and other key employees. The compensation committee has the responsibility for recommending appropriate compensation levels for our executive officers, evaluating and approving executive officer compensation plans, policies and programs, reviewing benefit plans for executive officers and other employees and producing an annual report on executive compensation for inclusion in our proxy statement. The compensation committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely composed of one or more members of the compensation committee. The Compensation Committee Charter is available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com.

Members of our compensation committee review annually and approve goals and objectives relevant to our executive officers’ compensation, including annual performance objectives. They evaluate annually the performance of the chief executive officer and other executive officers, and recommend to the independent directors of the Board the compensation level for each such person based on this evaluation. They review on a periodic basis our executive compensation programs to determine whether they are properly coordinated and achieve their intended purposes. They review and recommend to the Board for approval any changes in incentive compensation plans and equity-based compensation plans. The members of the compensation committee review and approve all equity-based compensation plans of Triangle, whether or not final approval rests with the Company’s stockholders, and grant equity-based awards pursuant to such plans in compliance with the 1940 Act. They review and approve employment agreements and any special supplemental benefits or perquisites for our executive officers. They review broadly employee compensation strategies, including salary levels and ranges and employee fringe benefits, in conjunction with compensation consultants.

In determining executive compensation levels for our executive officers, the compensation committee meets at least annually with management, and may meet with independent compensation consultants, in order to determine whether current methods of executive compensation are effective in achieving Triangle’s short and long term strategies. The compensation committee, in conjunction with a compensation consultant if necessary, will analyze the compensation of executive officers and directors of other BDCs in order to establish the compensation levels necessary to attract and retain quality executive officers and investment professionals. In 2010, the compensation committee engaged McLagan, an independent compensation consultant, to advise the compensation committee on these matters. For more information regarding the role of Triangle’s management in determining compensation, please see the discussion in “Compensation Discussion & Analysis — Establishing Compensation Levels — Role of the Compensation Committee and Management.”

The members of the compensation committee are Messrs. Dunwoody, Goldstein and Smith, each of whom is independent for purposes of Section 2(a)(19) the 1940 Act and the NYSE corporate governance listing standards. Mr. Smith serves as the chairman of the compensation committee. Our compensation committee held two meetings during 2010.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management. The nominating and corporate governance committee’s policy is to consider nominees properly recommended by our stockholders in accordance with our charter, bylaws and applicable law. For more information on how our stockholders may recommend a nominee for a seat on our Board, see our answer to the question “How and when may I submit a stockholder proposal for Triangle’s 2012 Annual Meeting?” under “Additional Information” section in this proxy statement.

In considering possible candidates for nomination, the nominating and corporate governance committee will consider certain factors including whether the composition of the Board contains a majority of independent directors as determined by the NYSE standards and the 1940 Act, the candidate’s character and integrity, whether the candidate possesses an inquiring mind, vision and the ability to work well with others, conflicts of interest interfering with the proper performance of the responsibilities of a director, a candidate’s experience and what type of diversity he or she brings to the Board, whether the candidate has sufficient time to devote to the affairs of Triangle, including consistent attendance at Board and committee meetings and advance review of materials and whether each candidate can be trusted to act in the best interests of us and all of our stockholders.

The Nominating and Corporate Governance Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com.

The members of the nominating and corporate governance committee are Messrs. Gambill, Rich and Smith, each of whom is independent for purposes of Section 2(a)(19) the 1940 Act and the NYSE corporate governance listing standards. Each nominee for election under Proposal No. 1 at the 2011 Annual Meeting was recommended by the members of the nominating and corporate governance committee to our Board of Directors, which approved such nominees. Mr. Rich serves as the chairman of the nominating and corporate governance committee. Our nominating and corporate governance committee held one meeting during 2010.

Investment Committee

Our investment committee is responsible for all aspects of our investment process. The members of the Triangle Capital Corporation investment committee are Messrs. Tucker, Burgess, Lilly, Jeffrey A. Dombcik, Douglas A. Vaughn, Cary B. Nordan and David F. Parker. Triangle Mezzanine Fund has a separate investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle Mezzanine Fund and Triangle Mezzanine Fund II, LP, or Triangle Mezzanine Fund II, has an investment committee that is responsible for all aspects of our investment process relating to investments made by Triangle Mezzanine Fund II. The members of the Triangle Mezzanine Fund investment committee are also Messrs. Tucker, Burgess, Lilly, Dombcik, Vaughn, Nordan and Parker. The members of the Triangle Mezzanine Fund II investment committee are Messrs. Tucker, Burgess, Lilly, Dombcik, Vaughn and Nordan. For purposes of the discussion herein, any reference to the “investment committee” refers to the investment committees of Triangle Capital Corporation, Triangle Mezzanine Fund and Triangle Mezzanine Fund II.

Our investment committee generally meets once a week but also meets on an as needed basis depending on transaction volume. Our investment committee is involved in all significant stages of the investment process, including, origination, due diligence and underwriting, approval, documentation and closing, and portfolio management and investment monitoring.

Communication with the Board of Directors

Stockholders with questions about Triangle Capital Corporation are encouraged to contact Steven C. Lilly, at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, (919) 719-4770. However, if stockholders feel their questions have not been addressed, they may communicate with our Board of Directors by sending their communications to: Triangle Capital Corporation Board of Directors, c/o Simon B. Rich, Jr., 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. In addition, stockholders may communicate with us by clicking “Contact IR” on the Investor Relations section of our website at the following URL: http://ir.tcap.com. All stockholder communications received by our corporate secretary in this manner will be delivered to one or more members of the Board of Directors.

Corporate Leadership Structure

Mr. Tucker serves jointly as the Chairman of our Board of Directors and President and Chief Executive Officer. In addition, we have designated Mr. Rich as our lead independent director to preside over all executive sessions of non-employee directors. We believe that consolidating our leadership structure without an independent chairman provides an efficient and effective management model which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board of Directors and management. Mr. Tucker is, and Mr. Rich is not, an “interested person” as defined Section 2(a)(19) of the 1940 Act.

Oversight of Risk Management

On behalf of the Board of Directors, the audit committee oversees our enterprise risk management function. To this end, the Audit Committee meets at least annually (i) as a committee to discuss the Company’s risk management guidelines, policies and exposures and (ii) with our independent auditors to review our internal control environment and other risk exposures. Additionally, on behalf of the Board of Directors, the Compensation Committee oversees the management of risks relating to our executive compensation program and other employee benefit plans. In fulfillment of its duties, the Compensation Committee reviews at least annually our executive compensation program and meets regularly with our chief executive officer to understand the financial, human resources and stockholder implications of all compensation decisions. The Audit Committee and the Compensation Committee each report to the Board of Directors on a quarterly basis to apprise the Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Compliance Policies and Procedures

In accordance with the 1940 Act, we have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and we review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. In addition, we have designated Mr. Lilly as our Chief Compliance Officer. As such, Mr. Lilly is responsible for administering our compliance program and meeting with our Board of Directors at least annually to assess its effectiveness.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a code of business conduct and ethics and corporate governance guidelines covering ethics and business conduct. These documents apply to our directors, officers and employees. Our code of business conduct and ethics and corporate governance guidelines are available on the Investor Relations section of our website at the following URL: http://ir.tcap.com. We will report any material amendments to or waivers of a required provision of our code of conduct and/or corporate governance guidelines on our website and/or in a Current Report on Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

General

In 2010, our senior management team consisted of Garland S. Tucker, Brent P.W. Burgess and Steven C. Lilly. We refer to these three officers in 2010 as our named executive officers, or NEOs. Each of our NEOs entered into employment agreements with us in 2007 for two-year terms, was compensated according to the terms of such agreements, which are described herein, and each employment agreement expired on February 20, 2009. In February 2009, upon determination by our compensation committee that it would be in the best interests of the Company and its stockholders for the Company to operate without employment agreements, we requested that our NEOs waive all notice requirements pursuant to their employment agreements and agree not to renew them on a going-forward basis in 2009. After consideration, Messrs. Tucker, Burgess, and Lilly agreed with our compensation committee, voluntarily waiving their notice rights as to the renewal of their employment agreements. As a result, since February 21, 2009, none of our employees is party to an employment agreement with us. Each executive officer continues to be paid a base salary and is eligible to receive cash bonuses and equity incentives in the discretion of our Board of Directors and compensation committee.

Our executive compensation program is designed to encourage our executive officers to think and act like stockholders of the Company. The structure of the NEOs’ employment agreements and our incentive compensation programs were designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities in all types of securities of lower middle market privately-held companies;

•	participating in comprehensive due diligence with respect to our investments;

•	ensuring we allocate capital in the most effective manner possible; and

•	working efficiently and developing relationships with other professionals.

Our compensation committee reviewed and approved all of our compensation policies for 2010.

We completed our initial public offering, or IPO, in February 2007. As our first four years of operation as a publicly traded business development company, or BDC, 2007, 2008, 2009 and 2010 represented a period of constant development and growth for us, and we worked to create an executive compensation program that would effectively achieve our desired objectives stated above. We intend to continue the process of aligning executive compensation and our goals in 2011.

As a BDC, we must comply with the requirements of the 1940 Act. The 1940 Act imposes certain limitations on the structure of our compensation programs, including limitations on our ability to issue certain equity-based compensation to our employees and directors. In 2008, we received an exemptive order from the SEC which permits us to issue restricted share awards as part of the compensation packages for our employees and directors. In 2008, we revised our 2007 Equity Incentive Plan in accordance with the SEC’s comments. Our Board has approved the Amended and Restated Plan and our stockholders voted to approve the Amended and Restated Plan at our 2008 Annual Meeting of Stockholders.

Executive Compensation Policy

In 2010, we compensated our NEOs through a combination of base salary, cash bonuses and restricted stock awards. Our integration of restricted stock awards into our overall compensation philosophy is designed to make us competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders. In allocating among these elements the compensation committee believes that the compensation of our NEOs should be based predominately on company and individual performance.

Overview

Our performance-driven compensation policy consists of the following three components:

•	Base salary;

•	Annual cash bonuses; and

•	Long-term compensation pursuant to our equity incentive plan.

We designed each NEO’s compensation package to appropriately reward the NEO for his contribution to the Company. Our compensation philosophy has not historically been, and going forward will not be, a mechanical process, and our compensation committee will continue to use its judgment and experience, working in conjunction with our chief executive officer and an independent compensation consultant, to determine the appropriate mix of compensation for each individual. Cash compensation consisting of base salary and discretionary cash bonuses tied to achievement of performance goals set by the compensation committee are intended to incentivize NEOs to remain with us in their roles and work hard to achieve our goals. Stock-based compensation in the form of restricted stock was awarded based on individual performance expectations set by the compensation committee.

Establishing Compensation Levels

Role of the Compensation Committee and Management

As set forth in the Compensation Committee Charter, our compensation committee’s primary responsibility is to evaluate the compensation of our executive officers and assure that they are compensated effectively and in a manner consistent with our stated compensation objectives. The compensation committee also periodically reviews our corporate goals and objectives relevant to executive compensation, our executive compensation structure to ensure that it is designed to achieve the objectives of rewarding the company’s executive officers appropriately for their contributions to corporate growth and profitability and our other goals and objectives. At least annually, the compensation committee will evaluate the compensation of our executive officers and determine the amounts and individual elements of total compensation for executive officers consistent with our corporate goals and objectives and will communicate to stockholders the factors and criteria on which the executive officers’ compensation is based, including the relationship of our performance to the executive officers’ compensation. With respect to the compensation of our executive officers other than the chief executive officer, the committee works with the chief executive officer to conduct these reviews. The committee will also periodically evaluate the terms and administration of our annual and long-term incentive plans, including equity compensation plans, to ensure that they are structured and administered in a manner consistent with our goals and objectives as to participation in such plans, target annual incentive awards, corporate financial goals, actual awards paid to executive officers, and total funds allocated for payment under the compensation plans.

Assessment of Market Data

To assess the competitiveness of our executive compensation levels, we developed a comparative group of internally managed BDCs and performed comprehensive analyses of competitive performance and compensation levels. In 2010, this comparative group included the following: Capital Southwest Corporation; Fifth Street Finance Corp., Hercules Technology Growth Capital, Inc.; Kohlberg Capital Corporation; Main Street Capital Corporation; MCG Capital Corporation; Medallion Financial Corp.; and Utek Corporation. The compensation committee also reviewed relevant data for a group of externally managed BDCs.

Our analysis centered around key elements of compensation practices within the BDC industry in general and, more specifically, compensation practices at internally managed BDCs closer in asset size, typical investment size, typical investment type, market capitalization, and general business scope to our Company. Items we reviewed included, but were not necessarily limited to, base compensation, bonus compensation and restricted stock awards. In addition to actual levels of compensation, we also analyzed the approach other BDCs were taking with regard to their compensation practices. Items we reviewed included, but were not necessarily limited to, the targeted mix of cash and equity compensation, the use of a third party compensation consultant, and certain corporate and executive performance measures established to achieve total returns for stockholders.

Although each of the comparative companies is not exactly comparable in size, scope and operations, the compensation committee believes that they were the most relevant comparable companies available with disclosed executive compensation data, and they provide a good representation of competitive compensation levels for our executives.

Assessment of Company Performance

We believe that the alignment of (i) a company’s business plan, (ii) its stockholders expectations and (iii) its employee compensation is essential to long term business success in the interest of our stockholders and employees. We typically make three to seven year investments in privately held businesses. Our business plan involves taking on investment risk over an extended period of time, and a premium is placed on our ability to maintain stability of net asset values and continuity of earnings to pass through to stockholders in the form of recurring dividends. Our strategy is to generate income and capital gains from our portfolio of investments in the debt and equity securities of our customers. This income supports the payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is in the form of current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of our investment portfolio over time. A meaningful part of our employee base is dedicated to the maintenance of asset values and expansion of this recurring revenue to support and grow dividends.

Compensation Determination

We analyzed the competitiveness of the previously described components of compensation individually, as well as in total, as compared to a peer group of internally managed BDCs. Also, we reviewed compensation practices of other externally managed BDCs. The Company has performed very favorably based on such comparisons.

Classes of Executive Compensation

Base salary

Base salary is used to recognize particularly the experience, skills, knowledge and responsibilities required of the executive officers in their roles. In establishing the 2010 base salaries of the NEOs, the compensation committee and management considered a number of factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual and the base salary of the individual in 2009. In addition, we considered the base salaries paid to comparably situated executive officers in other BDCs and other competitive market practices. Finally, we used a compensation consultant in order to get an objective third party expert’s insight into our NEOs’ base salaries.

The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. The leading factors in determining increases in salary level are relative cost of living and competitive pressures.

Determination of 2010 Annual Base Salary

The compensation committee annually reviews the base salary for each of our executive officers and determines whether or not to adjust it in its sole discretion. Increases to base salary are awarded to recognize levels of responsibilities and related individual performance, and to address changes in the external competitive market for a given position.

Mr. Tucker was paid an annual base salary of $317,500 as of December 31, 2010. Mr. Tucker’s base salary recognizes his overall responsibility for the Company and his continued leadership which enabled us to achieve the majority of our operational and financial objectives in 2010.

Mr. Burgess was paid an annual base salary of $275,000 as of December 31, 2010. Mr. Burgess’ base salary recognizes his lead role in managing all investment activity of the Company, including marketing, structuring, closing and monitoring portfolio company investments.

Mr. Lilly was paid an annual base salary of $250,000 as of December 31, 2010. Mr. Lilly’s base salary recognizes his lead role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s base salary also reflected his service as our Company’s Chief Compliance Officer.

Annual Cash Bonuses

We pay annual cash bonuses to reward corporate and individual achievements for the prior fiscal year. We determined that annual cash bonuses will be based on the compensation committee’s discretionary assessment of the Company’s and the NEO’s performance, with recommendations from the chief executive officer for NEOs other than himself. For 2010, NEOs were eligible for cash bonuses, ranging from 0% to up to 100.0% of their highest annual rate of base salary, depending on the NEO’s position. Performance achievements which were considered in the determination of cash bonuses for fiscal 2010 include individual performance and Company performance (based upon a comparison of actual performance to budgeted performance).

Determination of Annual Cash Bonuses

Cash bonuses for 2010 were paid in February of 2011 and were typically determined as a percentage of each employee’s salary, based on individual performance and each employee’s level within the Company. Our NEOs’ annual cash bonuses paid for performance in 2010 are disclosed in the bonus column of the Summary Compensation Table. All of our NEOs’ cash bonuses earned during 2010 were determined based on performance goals adopted by the compensation committee. The potential bonus ranges for each of our NEOs are presented below, as well as the actual percentage of bonuses paid as compared to salary paid in 2010 for each of our NEOs:

	Minimum	Target	Actual % of 2010
	Performance %	Performance %	Salary
NEO	of 2010 Salary	of 2010 Salary	Awarded(1)

Garland S. Tucker, III	0%	100.0%	100.0%
Brent P.W. Burgess	0%	100.0%	100.0%
Steven C. Lilly	0%	100.0%	100.0%

(1)	Bonus calculations are based on each NEO’s salary as of December 31, 2010.

All of our NEOs’ cash bonuses for 2010 were determined based on the compensation committee’s analysis of certain individual performance-based elements including how efficiently capital was deployed and the establishment of meaningful operational policies and procedures, including but not limited to, portfolio valuation, portfolio monitoring processes, asset management processes, transaction monitoring processes and maintaining appropriate dividend payouts to stockholders.

Mr. Tucker was paid an annual cash bonus of $317,500 for 2010, which is a $52,500 decrease from his annual cash bonus for 2009. Mr. Tucker’s cash bonus reflects his overall responsibility for the Company and his continued leadership in 2010, which enabled us to achieve the majority of our operational and financial objectives.

Mr. Burgess was paid an annual cash bonus of $275,000 for 2010, which is a $35,000 decrease from his annual cash bonus for 2009. Mr. Burgess’ cash bonus reflects his ability to manage the Company’s investment process, including sourcing new investments, monitoring our portfolio and guiding all of the investments we made during 2010 to a successful closing on terms we believe will be favorable to the Company.

Mr. Lilly was paid an annual cash bonus of $250,000 for 2010, which is a $10,000 decrease from his annual cash bonus for 2009. Mr. Lilly’s cash bonus reflects his lead role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s cash bonus also reflected his service as our Chief Compliance Officer during 2010.

Long Term Incentive Compensation

General

Our Board of Directors adopted the Amended and Restated Plan in order to provide stock-based awards as incentive compensation to our employees and non-employee directors. Since our IPO, our compensation committee has chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as its long term incentive compensation strategy.

We use stock-based awards to (i) attract and retain key employees, (ii) motivate our employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable our employees to participate in our long-term growth and (iv) link our employees’ compensation to the long-term interests of our stockholders. The compensation committee has been delegated exclusive authority by our Board of Directors to select the persons to receive stock-based awards. At the time of each award granted to each NEO, the compensation committee determines the terms of the award in its sole discretion, including their performance period (or periods) and the performance objectives relating to the award.

Options

Since our IPO, our compensation committee has not utilized options to purchase our common stock as a form of compensation to our NEOs and other employees. As such, we did not grant any stock options to our employees in 2010.

Our compensation committee may, however, in its sole discretion (upon delegation by the Board) grant our employees options to purchase our common stock (including incentive stock options and non-qualified stock options). We expect that, if granted, options will represent a fixed number of shares of our common stock, will have an exercise, or strike, price equal to the fair market value of our common stock on the date of such grant, and will be exercisable, or “vested,” at some later time after grant. Upon any stock option grant, its exercise price will not be changed absent specific SEC approval that we may do so. The “fair market value” will be defined as either (i) the closing sales price of the our common stock on the NYSE, or any other such exchange on which the shares are traded, on such date, (ii) in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (iii) in the event there is no public market for the shares on such date, the fair market value as determined, in good faith, by our Board in its sole discretion (which will in no event will be less than the net asset value of such shares of common stock on such date), and for purposes of a sale of a share of common stock as of any date, the actual sales price on that date. Some stock options granted by our compensation committee may vest simply by the holder remaining with the Company for a period of time, and some may vest based on meeting certain performance goals. We anticipate that our options, if granted in the future, will be valued for financial reporting purposes using the Black Scholes valuation method, and charges to earnings will be taken over the relevant service period pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC Topic 718, Stock Compensation (formerly Statement of Accounting Standards No. 123R, Share-Based Payment).

Specific performance factors that the compensation committee may consider in determining the vesting of options may include individual employee performance objectives such as work ethic, business development, proficiency and overall contribution to the Company.

Restricted Stock

Upon obtaining the requisite exemptive relief from the SEC in 2008, our compensation committee has utilized restricted shares of our common stock as the sole form of equity-based incentive compensation to our NEOs and other employees.

Generally BDCs, such as us, may not grant shares of their stock for services without an exemptive order from the SEC. In 2007, we filed a request with the SEC for exemptive relief with respect to our ability to issue restricted stock to our employees and non-employee directors. On February 6, 2008, the Board voted to approve the Amended and Restated Plan and to recommend approval of the Amended and Restated Plan by stockholders, subject to an order from the SEC granting exemptive relief. On March 18, 2008, we received an order from the SEC authorizing such issuance of restricted stock to our employees and non-employee directors, subject to certain restrictions. As such, we were able to begin the implementation of our long-term compensation strategies through granting restricted stock to our non-employee directors, NEOs and other key employees in 2008 and continued to do so in 2009 and 2010. We have complied with each condition required by the SEC’s exemptive order, as amended.

The Amended and Restated Plan allows our Board (and compensation committee, after delegation of administrative duties) to grant shares of restricted stock to our employees. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

Determination of Restricted Stock Awards

Specific performance factors that the compensation committee considered in determining the granting of restricted stock in 2010 included individual employee performance objectives such as work ethic, proficiency and overall contribution to the Company during our fiscal year ended December 31, 2009. The amount of restricted stock awarded to each of our executive officers is unrelated to the number of shares we may sell below net asset value. Restricted stock is issued to employees under our Amended and Restated Plan, pursuant to which we have reserved a total of 900,000 shares of common stock for issuance.

Mr. Tucker was awarded 30,833 shares of restricted stock in 2010, which is an increase of 1,651 shares of restricted stock from that which was granted to him in 2009. This award reflects Mr. Tucker’s leadership during 2009, which enabled us to achieve the majority of our operational and financial objectives. Mr. Tucker’s performance during this time period was vital to our Company’s success.

Mr. Burgess was awarded 26,667 shares of restricted stock in 2010, which is an increase of 3,031 shares of restricted stock from that which was granted to him in 2009. This award reflects Mr. Burgess’ leadership in implementing our investment strategy during 2009, including the expansion of our investment team, the deal sourcing of certain portfolio investments and guidance of each investment through our internal investment process from inception to closing.

Mr. Lilly was awarded 20,833 shares of restricted stock in 2010, which is a decrease of 258 shares of restricted stock from that which was granted to him in 2009. This award reflects Mr. Lilly’s role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s restricted stock award also reflected his service as our Chief Compliance Officer during 2010.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, or the Code, limits our deduction for U.S. federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation” as defined in the Code and the Treasury Regulations thereunder. Our compensation committee has not established a policy for determining which forms of incentive compensation awarded to our executive officers should be designated to qualify as “performance-based compensation” for U.S. federal income tax purposes. To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the compensation committee has not adopted a policy that requires all compensation to be deductible. However, the compensation committee evaluates the effects of the compensation limits of Section 162(m) of the Code on all compensation it proposes to grant, and the compensation committee intends to provide all executive compensation in a manner consistent with our best interests and those of our stockholders. In 2010, none of our executive officers received compensation that would exceed the $1 million limit on deductibility under Section 162(m) of the Code.

In awarding restricted stock awards for performance in 2010, we accounted for share-based awards under the provisions of FASB ASC Topic 718, Stock Compensation (formerly Statement of Accounting Standards No. 123R, Share-Based Payment). ASC Topic 718 establishes accounting for stock-based awards exchanged for goods or services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense ratably over the requisite service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Conclusion

Our compensation policies are designed to fairly compensate, retain and motivate our NEOs. The retention and motivation of our NEOs should enable us to grow strategically and position ourselves competitively in our market.

COMPENSATION COMMITTEE REPORT

The compensation committee determines the compensation for our executive officers and the amount of salary and bonus to be included in the compensation package for each of our executive officers. The compensation committee currently consists of Messrs. Dunwoody, Goldstein and Smith, all of whom are considered independent under the rules promulgated by the NYSE and are not “interested persons” of Triangle Capital Corporation, as defined in Section 2(a)(19) of the 1940 Act.

The compensation committee of our Board of Directors has reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this proxy statement and, based on their review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be filed with the SEC.

The Compensation Committee:

Sherwood H. Smith, Jr., Chair
W. McComb Dunwoody
Benjamin S. Goldstein

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

EXECUTIVE OFFICER COMPENSATION

The respective compensation of our named executive officers in 2008, 2009 and 2010 was as follows:

					Restricted
	Principal		Base		Stock		All Other
Name	Position	Year	Salary	Bonus	Awards(1)		Compensation		Total

Garland S. Tucker, III	CEO	2010	$304,375	$317,500	$365,063	(2)	$140,097	(3)	$1,127,035
		2009	$265,000	$370,000	$309,913	(4)	$109,254	(5)	$1,054,167
		2008	$265,000	$265,000	$245,020	(6)	$60,389	(7)	$835,409
Brent P.W. Burgess	CIO (8)	2010	$266,250	$275,000	$315,737	(2)	$113,222	(3)	$970,209
		2009	$240,000	$310,000	$251,014	(4)	$85,568	(5)	$886,582
		2008	$240,000	$240,000	$221,900	(6)	$46,290	(7)	$748,190
Steven C. Lilly	CFO	2010	$247,500	$250,000	$246,663	(2)	$98,557	(3)	$842,720
		2009	$240,000	$260,000	$223,986	(4)	$81,187	(5)	$805,173
		2008	$240,000	$240,000	$221,900	(6)	$46,054	(7)	$747,954

(1)	The Company accounts for its equity-based compensation plan using the fair value method, as prescribed by ASC Topic 718, Stock Compensation (former Statement of Accounting Standards No. 123R, Share-Based Payment). Accordingly, for restricted stock awards, we measure the grant date fair value based upon the market price of our common stock on the date of the grant and amortize this fair value to compensation expense over the requisite service period or vesting term.

(2)	Grant date fair value of restricted stock awards granted during 2010.

(3)	Includes (i) value of benefits in the form of 401(k) contributions, health, life and disability insurance premiums paid by the Company in 2010 and (ii) value of dividends received or earned in 2010 in respect of each executive officer’s unvested restricted stock awards.

(4)	Grant date fair value of restricted stock awards granted during 2009.

(5)	Includes (i) value of benefits in the form of 401(k) contributions, health, life and disability insurance premiums paid by the Company in 2009 and (ii) value of dividends received or earned in 2009 in respect of each executive officer’s unvested restricted stock awards.

(6)	Grant date fair value of restricted stock awards granted during 2008.

(7)	Includes (i) value of benefits in the form of 401(k) contributions, health, life and disability insurance premiums paid by the Company in 2008 and (ii) value of dividends received or earned in 2008 in respect of each executive officer’s unvested restricted stock awards.

(8)	“CIO” stands for Chief Investment Officer.

Equity Incentive Plan

Our Board of Directors and sole stockholder approved Triangle’s 2007 Equity Incentive Plan, or the Original Plan, effective February 13, 2007, for the purpose of attracting and retaining the services of executive officers, directors and other key employees. During our fiscal year ended December 31, 2007, no equity incentive awards were granted under the Original Plan, in part due to certain 1940 Act restrictions which disallow the issuance of certain types of compensation to a business development company’s non-employee directors and employees without having first obtained exemptive relief. In 2007, we filed a request with the SEC for such exemptive relief with respect to our ability to issue restricted stock to our employees and non-employee directors. On March 18, 2008 we received an order from the SEC authorizing such issuance of restricted stock to our employees and non-employee directors pursuant to the terms of the Amended and Restated Plan and as otherwise set forth in the exemptive order. In 2008, our Board approved, and the stockholders voted to approve, the Triangle Capital Corporation Amended and Restated 2007 Equity Incentive Plan, or the Amended and Restated Plan. During our fiscal years ended December 31, 2008, 2009 and 2010, we granted restricted share awards to our officers, directors and key employees in accordance with the Amended and Restated Plan.

The following is a summary of the material features of the Amended and Restated Plan. It may not contain all of the information important to you. The Amended and Restated Plan includes provisions allowing the issuance of restricted stock to all key employees and directors. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. The Amended and Restated Plan will also allow us to issue options to our key employees in the future should our Board and compensation committee choose to do so.

Under the Amended and Restated Plan, up to 900,000 shares of our common stock are authorized for issuance. Participants in the Amended and Restated Plan who are employees may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board. Participants who are non-employee directors may receive awards of restricted stock in accordance with certain parameters as discussed below. The basis of such participation is to provide incentives to our employees and directors in order to attract and retain the services of qualified professionals.

Options granted under the Amended and Restated Plan entitle the optionee, upon exercise, to purchase shares of common stock at a specified exercise price per share. Options must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant, subject to forfeiture provisions as determined by the Board. The exercise period of each stock option awarded will expire on a date determined by the Board, such date to be specified in the stock option award agreement; however, the Plan also states that no stock option award will be exercisable after the expiration of ten years from the date such stock option was granted.

The Amended and Restated Plan permits the issuance of restricted stock to employees and directors consistent with such terms and conditions as the Board shall deem appropriate, subject to the limitations set forth in the plan. With respect to awards issued to our employees, the Board will determine the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.

The Amended and Restated Plan provides that our non-employee directors each receive an automatic grant of restricted stock at the beginning of each one-year term of service on the Board, for which forfeiture restrictions lapse one year from the grant date. From 2008 forward, the grants of restricted stock to non-employee directors under the Amended and Restated Plan are automatic, that is, the grants will equal $30,000 worth of restricted stock each year, taken at the market value at the close of the NYSE on the date of grant, which historically has been the date of our annual stockholders meeting. The terms thereunder will not be changed without SEC approval. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.

Our Board of Directors has delegated administration of the Amended and Restated Plan to its compensation committee, currently comprised solely of three (3) independent directors who are independent pursuant to the listing requirements of the NYSE. Our Board may abolish such committee at any time and revest in our Board the administration of the Amended and Restated Plan. Our Board administers the Amended and Restated Plan in a manner that is consistent with the applicable requirements of the NYSE and the exemptive order.

The following tables and discussions thereunder provide information regarding the Amended and Restated Plan generally and the restricted stock awards granted to our executive officers in 2010:

Grants of Plan-Based Awards

		Stock Awards:		Grant Date
		Number of		Fair Value
Name	Grant Date	Shares of Stock		of Stock

Garland S. Tucker, III	February 4, 2010	30,833	(1)	$365,063
Brent P.W. Burgess	February 4, 2010	26,667	(1)	$315,737
Steven C. Lilly	February 4, 2010	20,833	(1)	$246,663

(1)	Consists of restricted stock which vests ratably over four years from the date of grant.

On February 4, 2010, the Board of Directors, upon recommendation of our compensation committee, approved grants of restricted stock awards to the Company’s executive officers as set forth above. All of these restricted shares of stock were valued at $11.84, the closing price of our common stock on the Nasdaq Global Market on February 4, 2010, the grant date. The restricted share awards granted to the executive officers vest ratably over four years from this grant date.

None of these shares of restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the their vesting date, and, except as otherwise determined by our Board or compensation committee at or after the grant of each executive officer’s award of restricted stock, any of the shares which have not fully vested will be forfeited, and all rights of the executive officer to such shares shall terminate, without further obligation on the part of Triangle, unless the executive officer remains employed with us for the entire vesting period relating to the restricted stock.

In addition, in accordance with the Amended and Restated Plan and each individual award agreement, any share of the Company’s stock distributed with respect to the restricted stock reflected in the table above is subject to the same ratable vesting restrictions, terms and conditions as the restricted stock awarded to each executive officer.

Outstanding Equity Awards at Fiscal Year-End 2010

	Number of	Market Value of
	Shares of Stock	Shares of Stock
	That Have Not	That Have Not
Name	Vested	Vested(1)

Garland S. Tucker, III	63,747 (2)	$1,211,193
Brent P.W. Burgess	54,381 (3)	$1,033,239
Steven C. Lilly	46,639 (4)	$886,141

(1)	The values of the unvested common stock listed are based on a $19.00 closing price of our common stock as reported on the NYSE on December 31, 2010.

(2)	11,027 of the shares listed will vest ratably on May 7 of each year until May 7, 2012, 21,887 of the shares listed will vest ratably on February 4 of each year until February 4, 2013 and 30,833 of the shares listed will vest ratably on February 4 of each year until February 4, 2014, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(3)	9,987 of the shares listed will vest ratably on May 7 of each year until May 7, 2012, 17,727 of the shares listed will vest ratably on February 4 of each year until February 4, 2013 and 26,667 of the shares listed will vest ratably on February 4 of each year until February 4, 2014, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(4)	9,987 of the shares listed will vest ratably on May 7 of each year until May 7, 2012, 15,819 of the shares listed will vest ratably on February 4 of each year until February 4, 2013 and 20,833 of the shares listed will vest ratably on February 4 of each year until February 4, 2014, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

Potential Payments upon Termination or Change in Control

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs upon the occurrence of each of the following triggering events:

•	termination upon death or disability (as defined in the Amended and Restated Plan);

•	occurrence of a change in control in the Company (as defined in the Amended and Restated Plan).

Effective February 2009, as a result of the determination by our compensation committee that it would be in the best interests of the Company and our stockholders for the Company to operate without employment agreements, none of our employees is party to an employment agreement with the Company. The information below describes those limited instances in which our NEOs would be entitled to payments or other benefits following a termination of employment and/or upon a change in control of Triangle without employment agreements. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees in the United States.

The estimated payments below are calculated based on compensation arrangements in effect as of December 31, 2010 and assume that the triggering event occurred on such date. The estimated benefit amounts are based on a common stock price of $19.00, which was the closing price per share of our common stock on the NYSE on December 31, 2010. Our estimates of potential benefits are further based on the additional assumptions specifically set forth in the table below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits, the estimated benefit amounts may differ from the actual amount that any individual would receive upon termination or the costs to Triangle associated with continuing certain benefits following termination of employment.

Stock Awards

	Termination for Cause		Termination from Death, from Disability or Occurrence of Change in Control
	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on
	Acquired on	Vesting	Acquired on	Vesting
Name	Vesting (#)	($)	Vesting (#)	($)

Garland S. Tucker, III	—	—	63,747	$1,211,193
Brent P.W. Burgess	—	—	54,381	$1,033,239
Steven C. Lilly	—	—	46,639	$886,141

401(k) Plan

In 2010, we maintained a 401(k) plan in which all full-time employees who were at least 21 years of age were eligible to participate. Only full-time employees who are at least 21 years of age and have 90 days of service are eligible to participate and receive certain employer contributions. Eligible employees have the opportunity to contribute their compensation on a pretax salary basis into the 401(k) plan up to $16,500 for the plan year, and to direct the investment of these contributions. Plan participants who reach the age of 50 prior to or during the plan year are eligible to defer up to an additional $5,500 for the plan year.

Compensation Committee Interlocks and Insider Participation

All members of our compensation committee (Messrs. Dunwoody, Goldstein and Smith) are independent directors, and none of the members are present or past employees of the Company. No member of the compensation committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; (ii) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee; or (iii) is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 3, 2011, the record date, by each of our executive officers and independent directors and all of our directors and executive officers as a group. As of March 3, 2011, we are not aware of any 5% beneficial owners of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 3, 2011. Percentage of beneficial ownership is based on 18,508,090 shares of common stock outstanding as of March 3, 2011. The business address of each person below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

	Number of
	Shares			Dollar Range of Equity
	Beneficially		Percentage	Securities Beneficially
Name of Beneficial Owner	Owned(1)		of Class(2)	Owned(3)(4)

Executive Officers
Garland S. Tucker, III	215,805	(5)	1.2%	over $100,000
Brent P.W. Burgess	199,343	(6)	1.1%	over $100,000
Steven C. Lilly	141,086	(7)	*	over $100,000
Independent Directors:
W. McComb Dunwoody	140,833	(8)	*	over $100,000
Mark M. Gambill	2,206	(9)	*	$10,001 - $50,000
Benjamin S. Goldstein	18,827	(10)	*	over $100,000
Simon B. Rich, Jr.	31,279	(11)	*	over $100,000
Sherwood H. Smith, Jr.	66,645	(12)	*	over $100,000

All Directors and Executive Officers as a Group	816,024		4.4%	over $100,000

*	Less than 1.0%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

(2)	Based on a total of 18,508,090 shares issued and outstanding as of March 3, 2011.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(4)	The dollar range of equity securities beneficially owned by our directors is based on a stock price of $19.50 per share as of March 3, 2011.

(5)	Includes 81,522 shares of restricted stock and 35,864 shares held by Mr. Tucker’s wife.

(6)	Includes 70,139 shares of restricted stock.

(7)	Includes 58,937 shares of restricted stock.

(8)	Includes 2,206 shares of restricted stock.

(9)	Includes 2,206 shares of restricted stock.

(10)	Includes 2,206 shares of restricted stock.

(11)	Includes 2,206 shares of restricted stock, 3,500 shares held by Mr. Rich’s wife and 525 shares held by Rich Farms, Inc.

(12)	Includes 2,206 shares of restricted stock and 29,088 shares held by Mr. Smith’s wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NYSE and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2010 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied except for late Form 4 filings arising from single sales of common shares of beneficial interest to satisfy tax withholding obligations in connection with the vesting of restricted stock awards for each of Garland S. Tucker, III, Steven C. Lilly, Brent P.W. Burgess and C. Robert Knox, Jr.

PROPOSAL NO. 2

APPROVAL TO SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE (BOOK VALUE)

The Company is a closed-end investment company that has elected to be treated as a business development company, or BDC, under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value (i.e., book value) per share of such stock, with certain exceptions. One such exception would permit the Company to sell shares of its common stock during the next year at a price below the Company’s then current net asset value per share if its stockholders approve such a sale and the Company’s directors make certain determinations. Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock at a price below its then current net asset value per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the anniversary of the date of this Annual Meeting or the date of the Company’s 2012 Annual Meeting of Stockholders, which is expected to be held in May 2012.

Generally, equity securities sold in public securities offerings are priced based on public market prices quoted on exchanges such as NYSE, rather than net asset value, or book value, per share. Since the Company’s IPO, at times the Company’s common stock has traded above its net asset value per share, and at times the Company’s common stock has traded below its net asset value per share. At each of the Company’s 2008, 2009 and 2010 Annual Meetings of Stockholders, the Company requested and received approval from its stockholders to sell its stock at a price per share below net asset value under certain circumstances. This year, the Company is again seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than net asset value so as to permit the flexibility in pricing that market conditions may require.

Reasons to Offer Common Stock Below Net Asset Value

We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. In 2008, 2009 and much of 2010, U.S. credit markets, including many lending institutions, experienced significant difficulties resulting in large part from the default in payments on sub-prime residential mortgages and concerns generally about the decline in the U.S. economy. This contributed to significant stock price volatility for capital providers such as our Company and has made access to capital more challenging for many smaller businesses. However, the change in credit market conditions also has had beneficial effects for capital providers like us because small businesses are sometimes selling for lower prices, in certain circumstances, willing to pay higher interest rates and generally are generally are accepting more contractual terms that we believe will be favorable to us. Accordingly, for firms that continue to have access to capital, we believe that the current environment could provide investment opportunities on more favorable terms than have been available in recent periods. Our ability to take advantage of these opportunities, however, is dependent upon our access to equity capital.

As a BDC and regulated investment company, or RIC, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. To continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Although the Company’s common stock has had a limited trading history, it has traded both at a premium and at a discount in relation to its net asset value, which is the equivalent of “book value,” rather than market or publicly-traded value. The possibilities that shares of our common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above, or below net asset value. The following table, reflecting the entire public trading history of our common stock since our initial public offering in February 2007, lists the high and low sales prices for our common stock, and the sales prices as percentages of net asset values. On March 3, 2011, the record date, the last reported closing sale price of our common stock on the NYSE was $19.50.

				Premium of High Sales	Discount of Low Sales
	Net Asset	Sales Price		Price to Net Asset	Price to Net Asset
	Value(1)	High	Low	Value(2)	Value(2)

Year ended December 31, 2007
First Quarter	$13.57	$16.00	$13.45	117.9%	99.1%
Second Quarter	$13.75	$15.79	$13.58	114.8%	98.8%
Third Quarter	$13.99	$14.99	$11.95	107.1%	85.4%
Fourth Quarter	$13.74	$14.50	$10.75	105.5%	78.2%
Year ended December 31, 2008
First Quarter	$13.85	$13.40	$12.94	96.8%	93.4%
Second Quarter	$13.73	$12.25	$11.85	89.2%	86.3%
Third Quarter	$13.76	$13.75	$9.91	99.9%	72.0%
Fourth Quarter	$13.22	$13.18	$4.00	99.7%	30.3%
Year ended December 31, 2009
First Quarter	$12.46	$12.92	$5.21	103.7%	41.8%
Second Quarter	$11.31	$12.38	$7.50	109.5%	66.3%
Third Quarter	$10.60	$12.77	$10.26	120.5%	96.8%
Fourth Quarter	$11.03	$13.28	$10.95	120.4%	99.3%
Year ended December 31, 2010
First Quarter	$10.87	$14.53	$11.45	133.7%	105. 3%
Second Quarter	$11.08	$16.38	$12.16	147.8%	109.7%
Third Quarter	$11.99	$16.81	$14.06	140. 2%	117.3%
Fourth Quarter	$12.09	$20.97	$15.90	173.4%	131.5%
Year ended December 31, 2011
First Quarter (through March 21, 2011)	*	$20.93	$16.23	*	*

*	Net asset value has not yet been calculated for this period

(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by net asset value.

The unprecedented nature of the recent credit market dislocation and uncertainty surrounding the U.S. economy led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may periodically trade below its net asset value, which is not uncommon for BDCs like the Company. As noted above, however, the recent market uncertainties have created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase net asset value over the longer-term, even if financed with the issuance of common stock below net asset value, although there is no assurance that this will occur. While we had the ability to sell shares below net asset value during the 2010 fiscal year, we conducted one public offering of our common stock during 2010, which we priced above net asset value. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. The Company may be unable to capitalize on investment opportunities presented to it unless it is able to quickly raise capital. Stockholder approval of the proposal to sell shares below net asset value subject to the conditions detailed below will provide the Company with the flexibility to invest in such opportunities.

The Board of Directors believes that having the flexibility to issue its common stock below net asset value in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.

Conditions to Sales Below Net Asset Value

If this proposal is approved, the Company will only sell shares of its common stock at a price below net asset value per share if the following conditions are met:

•	a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders; and

•	a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

As a stockholder, you should also be aware that no conflict of interest exists as to any entity affiliated with the Company such that any such entity would receive fees as a direct result of assets under management increasing from any sale of the Company’s stock at a price per share below net asset value. As an internally managed BDC, we do not pay asset management fees to third party investment advisors.

Finally, in determining whether or not to sell additional shares of the Company’s common stock at a price below the net asset value per share, the Board of Directors will have duties to act in the best interests of the Company and its stockholders.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at less than net asset value per share on the net asset value per outstanding share of common stock. Any sale of common stock at a price below net asset value would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s common stock could be issued at a price that is substantially below the net asset value per share, the dilution could be substantial. This dilution would include reduction in the net asset value per shares as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale of the Company’s common stock at any discount to its then-current net asset value per share; however, the Board will consider the potential dilutive effect of the issuance of shares at a price below the net asset value per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.

The 1940 Act establishes a connection between common share sale price and net asset value because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below net asset value, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value.”

Finally, any sale of substantial amounts of our common stock or other securities in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event we were to continue to sell our common stock at prices below net value for sustained periods of time, such offerings may result in sustained discounts in the marketplace.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value) and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from net asset value). The acronym “NAV” stands for “net asset value.”

		Example 1		Example 1		Example 1
		5% Offering		10% Offering		20% Offering
		at 5% Discount		at 10% Discount		at 20% Discount
	Prior to Sale	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change

Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	9.50	—	$9.00	—	$8.00	—

Decrease to NAV
Total Shares Outstanding	$1,000,000	1,050,000	5.00	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%

Required Vote

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the proposal to authorize the Company to sell shares of its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share.

PROPOSAL NO. 3

APPROVAL TO OFFER AND ISSUE DEBT SECURITIES OR PREFERRED STOCK
CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

General Information

The Board believes it would be in our best interests to have the ability to issue debt securities or preferred stock convertible into shares of our common stock under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as us to issue warrants, options or rights to subscribe or to convert to voting securities of the company. If such securities are to be issued, the proposal must be approved by the stockholders of the BDC. Thus, our Board has approved and recommends to the stockholders for their approval a proposal to issue debt securities or preferred stock convertible into shares of our common stock. Further, the subsequent issuance of common shares of the Company upon exercise of properly authorized warrants, rights or options is permitted without regard to the NAV or market value of the common shares of the Company at the time of exercise.

Background and Reasons

Our management and the Board, including a majority of our independent directors, have determined that it would be advantageous to the Company to have the ability to issue debt securities or preferred stock convertible into shares of our common stock in connection with the financing and capital raising activities of the Company. The ability to issue debt securities or preferred stock convertible into shares of our common stock may be a cost-effective way for the company to raise capital. The issuance of convertible securities is a common practice in connection with the sale of securities through private placements or obtaining debt financing and approval of this proposal would place us in substantially the same position as corporations that are not BDCs. More recently, within the BDC industry, the issuance of convertible debt has become more common. Such convertible securities, which may be issued in the form of debt securities or preferred stock, typically allow the purchaser of the securities to participate in any increase in the value of the issuer’s or borrower’s common stock. By allowing purchasers of the other securities to share in increases in the value of the common stock, such purchasers typically are willing to accept a lower specified return on the other securities than they would without such conversion feature. The issuance of warrants, rights or options may also lower the Company’s expense ratio by spreading fixed costs over a larger asset base. The issuance of additional common shares resulting from the exercise of warrants, rights or options might also enhance the liquidity of the Company’s common shares on the NYSE.

Approval of this proposal would give the Company the flexibility to sell or otherwise issue, either alone or in conjunction with the sale of another security of the Company, warrants, rights or options to subscribe to or convert into shares of the Company’s common stock as part of the Company’s financing and capital raising activities, and to issue the common shares underlying such warrants, rights or options upon their exercise.

Section 61(a) of the 1940 Act sets forth certain requirements with regard to warrants, options, or rights to subscribe or convert to voting securities of a Company that are not issued to directors, officers or employees of a BDC. Specifically, (i) such warrants, options or rights must expire within 10 years of issuance, (ii) the conversion price for the securities must not be less than the current market value of the common stock at the date of issuance and (iii) the proposal to issue such securities must be authorized by the stockholders of the BDC and the individual issuances must be approved by a majority of directors who have no financial interest in the transaction and a majority of the independent directors on the basis that such issuance is in the best interests of the Company and its stockholders. In addition, if the warrants, options or rights are accompanied by other securities when issued, such warrants, options or rights cannot be separately transferable unless no class of such warrants, options, or rights and the securities that accompany them has been publicly distributed.

We have no immediate plans to issue any such convertible securities. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board has approved and is seeking stockholder approval to issue shares of debt securities or preferred stock convertible into our common stock. The final terms of any convertible securities, subject to the applicable requirements of the 1940 Act, including conversion price, term and vesting requirements as well as any interest or dividends that such securities may pay prior to conversion, will be determined by our Board at the time of issuance. Also, the nature and amount of consideration that we would receive at the time of issuance and how we would use such consideration will be considered and approved by the Board at the time of issuance. No further authorization from the stockholders will be solicited prior to any such issuance. If such convertible securities are issued and if they are subsequently converted, it would increase the number of outstanding shares of our common stock. The number of warrants, options or rights that we may have outstanding at any time, including any grants under the Amended and Restated Plan, is limited to no more than 25% of the outstanding shares of our common stock. Any such conversion would be dilutive on the voting power of existing stockholders and could be dilutive with regard to dividends and other economic aspects of the common stock. Because the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

Dilution

Your ownership and voting interest in the Company may be diluted if the Company issues warrants, rights or options to subscribe to or convert into shares of its common stock. The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion (including through the operation of anti-dilution protections that might provide for a decrease in the exercise or conversion price per share upon the issuance of additional shares) and because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price will be in relation to the NAV at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution could be substantial.

This proposal does not limit the Company’s ability to issue securities to subscribe to or convert into shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections). The only requirement with respect to the exercise or conversion price is that it be not less than the greater of the market value per share of the Company’s common stock and the net asset value per share of the Company’s common stock on the date of issuance.

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at an exercise or conversion price that is less than NAV at the time of exercise or conversion and the expenses associated with such issuance. Any exercise of warrants, rights or options to subscribe to or convert into shares of the Company’s common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion, would result in an immediate dilution to existing common stockholders. This dilution would include reduction in NAV as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of warrants, rights or options to subscribe to or convert into shares of the Company’s common stock when considering whether to authorize any such issuance.

The Board of Directors you vote “FOR” the proposal to allow the Company to issue debt securities or preferred stock convertible into shares of our common stock.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and the Board of Directors has further directed that management should submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP also will serve as the independent registered public accounting firm for all of our wholly-owned subsidiaries.

Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our wholly-owned subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. Our audit committee is therefore not bound by a vote either for or against the proposal. The audit committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of Triangle and our stockholders.

On behalf of the audit committee, the Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Independent Registered Public Accounting Firm’s Fees

We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2010 and 2009 or attributable to the audit of our 2010 and 2009 financial statements:

	Fiscal Year Ended		Fiscal Year Ended
	December 31, 2010		December 31, 2009

Audit Fees	$440,500	(1)	$447,500	(2)
Audit Related Fees	$—		—
Tax Fees	$68,300		$38,000
Other Fees	$—		$31,600

TOTAL FEES:	$508,800		$517,100

(1)	Includes approximately $73,500 in audit fees related to our public offering of common stock which closed in 2010.

(2)	Includes approximately $170,700 in audit fees related to our three public offerings of common stock which closed in 2009.

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.

During 2009 and 2010, 100% of our audit fees and tax fees associated with our independent registered public accounting firm were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has established, and our Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the audit committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence. Our audit committee formally adopted this pre-approval policy on March 12, 2008. Prior to March 12, 2008, our audit committee specifically reviewed and approved Ernst & Young LLP’s services between February 21, 2007 and December 31, 2007.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the audit committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the audit committee. However, the audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre- approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal No. 5, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. More detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above.

Our compensation program is designed to (i) attract, motivate, and retain our NEOs, each of whom we believe is critical to our success, through competitive pay practices, (ii) link a significant portion of the compensation of our NEOs to the achievement of Triangle Capital Corporation’s long-term business plan and (iii) promote a pay-for-performance system that encourages and rewards successful execution of corporate initiatives. In furtherance of these objectives, the Compensation Committee regularly evaluates the compensation of our NEOs and determines the appropriate amounts and the constituent elements of their compensation packages.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we recommend our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Triangle Capital Corporation approve, on an advisory basis, the compensation of Triangle Capital Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

The vote for this Proposal No. 5 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or the Company. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.

The Board of Directors Recommends A Vote “FOR” approving an advisory (non-binding) vote for the compensation of our named executive officers.

PROPOSAL NO. 6

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs such as Proposal No. 5 (advisory (non-binding) vote on executive compensation). By voting, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.”

After careful consideration, our Compensation Committee and our Board of Directors have determined that an advisory vote on executive compensation that occurs every “THREE YEARS” is the most appropriate alternative for the Company, and, therefore, our Board of Directors recommends that you vote for a frequency of “THREE YEARS” for the advisory vote on executive compensation.

The Board believes that a triennial vote complements our goal to create a compensation program that enhances long-term shareholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve both annual and long-term corporate goals that we believe enhance shareholder value. To help facilitate the creation of long-term, sustainable shareholder value, certain of our compensation awards, such as restricted stock, vest over a multi-year service period. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

You may cast your vote on your preferred voting frequency by choosing the option of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the stockholders of Triangle Capital Corporation determine, on an advisory basis, whether the stockholders of Triangle Capital Corporation shall conduct an advisory vote every one year, two years or three years regarding the compensation of Triangle Capital Corporation’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in Triangle Capital Corporation’s annual proxy statements.”

The vote for this Proposal No. 6 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or the Company. Accordingly, although we value the opinions of our stockholders and carefully consider their concerns, the Compensation Committee and our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that is approved by our stockholders.

The Board of Directors recommends that you vote “THREE YEARS” with respect to the frequency of the advisory (non-binding) vote.

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors of Triangle Capital Corporation operates under a written charter adopted by the Board of Directors, which is available on our website at the following URL: http://ir.tcap.com. The audit committee is currently comprised of Messrs. Goldstein, Rich and Smith.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The audit committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The audit committee has discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees (which supersedes Statement on Auditing Standards No. 61, as amended). The audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence and the compatibility of non-audit services with the firm’s independence. The audit committee also reviewed the requirements and the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal controls over financial reporting.

Conclusion

Based on the audit committee’s discussion with management and the Company’s independent registered public accounting firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The audit committee also appoints Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2011, subject to ratification of such appointment by the stockholders of the Company.

The Audit Committee

Benjamin S. Goldstein, Chair
Simon B. Rich, Jr.
Sherwood H. Smith, Jr.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy and Procedure

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain related persons of the Company. As a BDC, the Company is prohibited by the 1940 Act from participating in transactions with any persons affiliated with the BDC, including, officers, directors, and employees of the BDC and any person controlling or under common control with the BDC, or its affiliates, absent an exemptive order from the SEC.

In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with Company, the Company has implemented the following procedures:

•	The Company’s investment committee will distribute (via email) to the chief compliance officer and chief executive officer information memoranda for all transactions for which non-binding term sheets have been issued.

•	The chief compliance officer and/or chief executive officer will then distribute (via email) such nonbinding term sheets to our list of affiliated persons.

•	Next, the chief compliance officer and/or chief executive officer will distribute (via email) the written requirements of Section 57 of the 1940 Act to the Company’s affiliated persons.

•	Finally, the chief compliance officer and/or chief executive officer will request that the affiliated persons (i) review the information memoranda, (ii) review the requirements of Section 57 of the 1940 Act, (iii) determine whether there is a related party conflict as to themselves and (iv), if such a related party conflict exists, the applicable affiliated person must communicate such conflict with the chief compliance officer and/or chief executive officer as soon as reasonably possible.

•	The chief compliance officer will review all affiliated transactions before they occur and make a recommendation to the Board regarding whether the transactions comply with all applicable rules and regulations. The chief compliance officer will also review the Board minutes to ensure that any approval by the Board of an affiliated transaction is made upon the requisite legal basis.

•	The chief compliance officer will review all affiliated transactions after they occur to verify that they comply with the proposed terms and all applicable regulations. The chief compliance officer will notify the Board should any affiliated transaction occur without proper approval or with terms different than those approved. The Board will have the discretion to reverse the transaction or require the affiliated party to reimburse any detriment suffered by the Company as a result of such transaction.

In addition, the Company’s code of business conduct and ethics, which has been approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct and ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer. The nominating and corporate governance committee is charged with monitoring and making recommendations to the Board of Directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board of Directors.

Certain Transactions With or Involving Related Persons

During 2010, we did not enter into any transactions with related persons that would be required to be disclosed under this caption pursuant to Item 404(a) of Regulation S-K. For additional information regarding the amount of common stock owned by members of management, see “Security Ownership of Certain Beneficial Owners and Management.”

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2011 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

You are cordially invited to attend the 2011 Annual Meeting of Stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors

Steven C. Lilly
Chief Financial Officer, Treasurer and Secretary

Raleigh, North Carolina
March 28, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIANGLE CAPITAL CORPORATION FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2011

The undersigned stockholder of Triangle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Garland S. Tucker, III and Steven C. Lilly, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 4, 2011, at 8:30 a.m., Eastern Time, at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612, and at any adjournment thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2, 3, 4 and 5 and “THREE YEARS” for Proposal No. 6.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS
TRIANGLE CAPITAL CORPORATION

May 4, 2011

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Triangle Capital Corporation, Alliance Advisors, LLC, Attn: Charlotte Brown, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4 and 5 and “THREE YEARS” for PROPOSAL NO. 6

1. The election of the following eight persons (except as marked to the contrary) as Directors who will serve as directors of Triangle Capital Corporation until the 2011 Annual Meeting and until their successors have been duly elected and qualified.	Nominees: Garland S. Tucker, III Brent P.W. Burgess Steven C. Lilly W. McComb Dunwoody	Mark M. Gambill Benjamin S. Goldstein Simon B. Rich, Jr. Sherwood M. Smith, Jr.	FOR ☐	WITHHOLD AUTHORITY ☐	FOR ALL EXCEPT ☐

INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below.

			FOR	AGAINST	ABSTAIN
2. To approve a proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share.			☐	☐	☐

3. To approve a proposal to offer and issue debt securities or preferred stock convertible into shares of our common stock.			☐	☐	☐

4. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.			☐	☐	☐

5. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.			☐	☐	☐

			ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
6. To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.			☐	☐	☐	☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2, 3, 4 and 5 and “THREE YEARS” for Proposal No. 6.

IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY